Exhibit 10.1

Distributor Agreement

This Distributor Agreement (this “Agreement”), including Exhibit 1 and Exhibit 2 is entered into between:

                             , a company incorporated under the laws of            , with the address                                                                   (the “Company”), and Myron Ltd (reg. no. 37467457), a company incorporated under the laws of Hong Kong, with the address                                                                                                                                                    (the “Distributor”).

Appointment. The Company grants the Distributor the non-exclusive right to sell products stated in Exhibit 2 (the “Products”) within Hong Kong (“Territory”) during the term of this Agreement. The Company shall provide the Distributor with at least one month’s notice prior to any changes to the prices of the Products. The Company is currently working towards completing the sourcing of Vitamin Well products for the Hongkong market, process not yet complete.

Prices and payment. The Company shall furnish the Distributor with a Product price list, attached hereto as Exhibit 2, which can be updated by the Company from time to time. The Distributor shall make payment in accordance with the following: 100% of the purchase order is to be paid before the Distributor picks up the ordered Products, i.e. pre-payment applies. If the Distributor fails to make payment in full on the due date, the Company is without limitation of any other rights the Company may have, entitled to charge late payment fees and claim interest by twelve (12) percentage units above the Bank of discount rate in force, from time to time on the sum overdue until full payment is made in accordance with the .

Orders and delivery. The Distributor shall place its orders in accordance with the Company’s order procedures. The Products shall be delivered Ex Works (Incoterms 2020) at the Company’s warehouse; manufacturer; or any other designated location agreed between the parties. The Distributor is obligated to take receipt of the Products on the agreed date. The Company has a right to claim compensation for its warehousing costs related to the delayed pick-up of Products, provided such delay is not caused by the Company. If the Distributor fails to take receipt of the Products on the agreed date, the Distributor shall nevertheless make payment as though delivery had taken place.

Term. The term of this Agreement shall commence on 3 September 2024 and shall continue in full force and effect up until and including 1 September 2025 (“Term”). Upon the expiry of the Term, the Agreement shall automatically terminate. Each party may terminate this Agreement at any time by giving the other party a three months written notice.

Miscellaneous. All notices under this Agreement must be sent to the above addresses by one of the following methods: (1) postage prepaid, certified or registered mail, return receipt requested; (2) overnight courier                                                    , charges prepaid, confirmation requested; or (3) electronic mail. Notices will be deemed delivered on the date shown on the postal return receipt or on the overnight courier or the date sent by electronic mail. Notices via e-mail to the Company shall be sent to                                                  , and by having                                              in carbon copy, and notices via email to the Distributor shall be sent to                                                     . For the avoidance of doubt, an email shall be deemed to have been sent correctly provided that no error message indicating failure to deliver the email is received.

The Distributor agrees to comply with the Company’s Partner Code of Conduct as updated from time to time.

This Agreement is made in two original copies, one for each of the parties.

Exhibit 1 General Terms and Conditions

1. Independent contractors. Each party shall remain an independent entity responsible for its own actions and liabilities. A party may not commit the other party to any obligations or commitments to any financial expenditure with third parties. The Distributor shall engage in all marketing and sales efforts under its own name and shall determine its own hours of work, staffing and routes of travel and shall not act as an agent for the Company. The Distributor will be solely liable for any warranties and guarantees and any other form of liability towards its customer channels and customers (but shall not provide any warranties or similar about the qualities of the Products or similar to its customers or consumers that has not been confirmed in writing by the Company). The Distributor is solely responsible for any financial risk in respect of investments made by it in relation to this Agreement.

2. Regulatory Compliance. The Distributor is responsible for and shall bear the costs related to (i) ensuring that any promoted, marketed, advertised and sold Products (including the packaging) by the Distributor and its promotion, marketing, advertising, sales and any and all activities of the Distributor related to this Agreement, comply with all applicable laws in the relevant Territory, e.g. relating to labelling (i.e. everything printed on the Product and its packaging), such as original labelling and stickers on top of the original labelling, governmental applications and authorisations and Product content; and (ii) arranging all administration relating to governmental applications and authorisations unless the parties agree otherwise in writing. The Distributor undertakes furthermore to notify and keep the Company fully informed of any proposed changes and actual changes in applicable laws in the Territory that might or will affect the Products’ compliance. Any documentation relating to governmental applications and authorisations shall be provided to the Company immediately upon receipt. Further, the Distributor shall share any documentation regarding Product registrations, regulatory compliance of the Products, e.g. legal advice received about the labels or ingredients of the Products and written information about any notification/declaration procedures needed in relation to local authorities and the Products. The Distributor also acknowledges that the Company has different recipes of the Products for different territories in order to comply with regulatory legal requirements in each relevant territory and that the Distributor is responsible for all aspects of the regulatory compliance as referred to in this clause first sentence in the territories the Distributor is/will sell the Products in. In case of any form of re-labelling by the Distributor, the Distributor shall provide a written notification to the Company accompanied by a physical sample of the new sticker/label at least two weeks before such are used by the Distributor.

3. Recalls and defective products. A party shall give notice to the other party if a governmental entity issues a product recall or takes similar action in connection with the Products, or if there is a risk for a Product recall. The Company has the right to decide on any arrangement relating to a Product recall. The Distributor shall co-operate in the event of a Product recall with respect to the reshipment, storage or disposal of Products affected by the recall, as well as to the documentation and communication with customers. All communication with the authorities, media or public relating to any Product recall or withdrawal will be made only by the Company, unless otherwise agreed by the parties in writing. If the Distributor identifies quality issues with the Products, e.g. where Products or packaging do not meet laws, regulations or agreed Product specifications the Distributor shall promptly notify the Company. The Distributor agrees to adhere to the Company’s instructions concerning any matters related to quality issues.

4. Intellectual Property Rights Ownership. All intellectual property rights related to the Products and the related trademarks existing on the effective date of the Agreement and created thereafter belong to the Company. Nothing in this Agreement shall entail an assignment to the Distributor of any of the Company’s intellectual property rights or that the Distributor, in any way, assumes the Company’s intellectual property rights. The Company hereby grants the Distributor a non-exclusive, non-sublicensable/non-transferable licence, limited to the right to use the Company’s trademarks related to the Products within the Territory during the Term, solely for promotion, marketing advertising, and sale of the Products in accordance with this Agreement. The Distributor shall comply with the Company´s instructions for such use applicable from time to time.

5. Termination. A non-defaulting party may terminate this Agreement by giving a written notice to the defaulting party, if the defaulting party commits a material breach of this Agreement and fails to cure such breach within 30 days from having received a written notice thereof. A party may terminate this Agreement with immediate effect if the other party enters into bankruptcy receivership, liquidation or any kind of composition between the debtor and the creditors (voluntary or forced) or becomes insolvent. The Company may terminate the Agreement with immediate effect if the Distributor transfers and/or disposes over its assets in a substantial way or a transaction in which there is a change in the person or persons holding a controlling interest in the equity of the Distributor takes place or when a competitor of the Company acquires any shares in the Distributor/acquires influence in the business of the Distributor. The Distributor shall not be entitled to any compensation in connection with expiration or termination of this Agreement. When the Agreement terminates, the Distributor shall, if required by the Company, assist and cooperate with the Company, or a third party appointed by the Company, in the process of deregister or transfer any Product or contract registrations made by the Distributor with the Food Safety Department or similar authority.

6. Limitations of Liability. The Company’s obligation to pay damages under this Agreement is limited to substantiated direct costs, and the Company shall under no circumstances be liable to the Distributor for loss of profits or contracts or other indirect or consequential loss or damage.

7. Force Majeure. A party shall be relieved from liability for a failure to perform its obligations under this Agreement during such period, and to the extent that the due performance thereof by the party is prevented by reason of any circumstance beyond the control of the party, such as war, civil war, fire, flood, failure to perform by suppliers, interruption in public transport, communications or general energy supply, or other circumstances of similar importance.

8. Confidential Information. The Parties agree that any and all information and material of whatever nature which has been or hereinafter will become disclosed to the other party and its and/or their respective directors, officers, employees, agents, advisors or other service providers (“Representatives”) in connection with the collaboration described herein (“Confidential Information”) shall be kept strictly confidential by the recipient and used only for the purposes agreed in this Agreement, regardless of in what form such Confidential Information is shared.

9. Ethics and compliance. The Distributor shall not, directly or indirectly, sell or otherwise transfer the Products to any individual or entity (including countries) in violation of any sanctions adopted (now or in the future) by the United Nations (UN), the European Union (EU), the United States of America (US) or other foreign countries or international organizations and which are applicable (now or in the future) to the Company (the “Sanction Regime”). The Distributor shall promptly upon becoming aware inform the Company that the Distributor, or any of its direct or indirect owners, or any of its directors, officers or employees, becomes a person or entity sanctioned by the Sanction Regime. The Distributor shall procure that its related parties, personnel and subcontractors, at all times, conduct its/their business in a fair, ethical and lawful manner and in compliance with any and all laws and regulations on anti-bribery, anti-money laundering and other similar laws and regulations applicable its businesses and its affiliates, and avoid any unethical activities, including but not limited to bribery, money laundering, use of child labour, breach of human rights, or the imposition of unreasonable work conditions.

10. Governing Law and Disputes. This Agreement shall be governed by and constructed by the substantive law of                , except that the United Nations Convention on Contracts for the International Sale of Goods (CISG) does not apply. Any dispute, controversy or claim arising out of or in connection with this contract, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Rules for Expedited Arbitrations of the Arbitration Institute of the                                                . The seat of arbitration shall be                          . The language to be used in the arbitral proceedings shall be English. All aspects of the arbitral proceedings shall be confidential.

Exhibit 2 Products and Prices